UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005 (April 27, 2005)

WORLD FUEL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On April 27, 2005, the executive officers of World Fuel Services Corporation (the “Company”) authorized to take such action concluded that the presentation of borrowings and repayments under the Company’s revolving credit facility contained in the Company’s consolidated statements of cash flows needed to be corrected to reflect such borrowings and repayments on a gross basis rather than net basis. As a result, the Company’s consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 and the nine months ended December 31, 2002 included in the Company’s Form 10-K for the year ended December 31, 2004 are being restated and should no longer be relied upon. In addition, the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for all periods of 2004 and 2003 are being restated and should no longer be relied upon. The decision to restate was made by the executive officers of the Company authorized to take such action following consultation with the Audit Committee of the Board of Directors. The decision to restate, and the underlying reasons for the restatement, were discussed with the Company’s independent registered public accounting firm. The Company will restate its consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 and the nine months ended December 31, 2002, including interim financial information for 2004 and 2003, in an amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2004 and 2003 will be restated in amendments to the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004.

Management had previously concluded that as of December 31, 2004 the Company did not maintain effective internal control over financial reporting because the Company 1) was recognizing revenue and cost of sales when supporting documentation relating to fuel deliveries and related services had been received from third parties utilized by the Company to provide fuel and related services rather than at the time fuel deliveries were made and related services were performed as required by generally accepted accounting principles and 2) did not maintain effective controls to ensure the accuracy and presentation and disclosure of inventory derivative instruments. Furthermore, management has concluded that as of December 31, 2004 the Company did not maintain effective controls over the presentation of borrowings and repayments under the Company’s revolving credit facility in the statement of cash flows. This control deficiency will result in the restatement of previously issued financial statements. Management has concluded that this control deficiency constitutes a material weakness. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management’s report on internal control over financial reporting as of December 31, 2004 is being restated to reflect inclusion of this additional material weakness. Accordingly, management’s report on internal control over financial reporting as of December 31, 2004 should no longer be relied upon. The decision to restate Management’s report, and the underlying reasons for the restatement, were also discussed with the Company’s independent registered public accounting firm.

Also, the report of the Company’s independent registered public accounting firm is expected to continue to express an adverse opinion with respect to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004. However, the report is expected to be modified to reflect inclusion of the additional material weakness.

Item 7.01. Regulation FD Disclosure

Incorporated by reference is a press release issued by the Company on May 2, 2005. The press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated May 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2005	World Fuel Services Corporation

/s/ Michael J. Kasbar
Michael J. Kasbar
President and Chief Operating Officer